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                                                               Exhibit (23)(c)



                     [Thompson Hine & Flory LLP letterhead]



                               November 28, 2000



KeyCorp
127 Public Square
Cleveland, Ohio 44114

Ladies and Gentlemen:

We hereby consent to the quotation of our opinion under the heading "United States Tax Considerations" in the Prospectus Supplement filed as a part of KeyCorp's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 28, 2000, which Registration Statement also constitutes Post-Effective Amendment No. 2 to KeyCorp's Registration Statement on Form S-3, File No. 333-10577, and to the use of our name therein.

Very truly yours,

/s/ Thompson Hine & Flory LLP